EX-99.1

Contacts:
Investor Relations	Michèle Szynal
iRobot Corp.	Corporate Communications
(781) 430-3003	iRobot Corp.
investorrelations@irobot.com	(508) 751-2689
mszynal@irobot.com

iRobot Reports Fourth Quarter and Full-Year 2024 Financial Results

Continues to Make Progress on “iRobot Elevate” Strategy

Board of Directors Initiates Review of Strategic Alternatives

BEDFORD, Mass. (March 12, 2025) -- iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the fourth quarter and full year ended December 28, 2024.

“2024 was a transformational year for iRobot, marked by the continued and successful execution of our five-point iRobot Elevate turnaround strategy as we’ve meaningfully reduced operating losses, improved gross margins and optimized cash flow,” said Gary Cohen, iRobot CEO. “iRobot has defined the robotic floorcare category for more than 30 years, and we remain committed to growing and evolving our business across smart home categories amidst a dynamic operating landscape. As we move ahead, we will continue to take decisive action to reclaim our position as the industry leader and build on iRobot’s strong foundation centered around our globally recognized, iconic brand, Roomba.”

Mr. Cohen continued, “Yesterday, we announced the largest product launch in iRobot’s history, better positioning iRobot as the leader in the category that we created. Importantly, this strong pipeline of breakthrough new products is expected to be margin-accretive compared to our legacy products and should begin to support year-over-year revenue growth in 2025. We plan to leverage that top-line growth with our lower cost structure to drive improved profitability, and we remain on track to achieve gross-margin expansion and improved cash flow from operations this year.”

The Company has made notable progress strengthening its financial foundation over the past year. Since implementing its operational restructuring plan in January 2024, iRobot has significantly reduced its headcount by more than 50%, lowered and sharpened sales and marketing expense through centralization and consolidation, and decreased inventory and cash outflows. The Company also achieved a significant reduction in the cost of its products through strategically transforming its R&D and supply chain model and leveraging joint design and contract manufacturing partnerships while increasing innovation and improvements to product features, quality, and software. These collective actions contributed to a meaningful reduction in GAAP and non-GAAP operating expenses in 2024 compared with the prior year. As a continuation of the steps the Company has taken to date, iRobot’s Board of Directors has also initiated a formal strategic review to evaluate a broad range of alternatives, including, but not limited to, refinancing the

Company’s debt and exploring a potential sale or strategic transaction. During this process, the Company remains squarely focused on executing its business strategy and meeting the evolving needs of its customers.

Marketing Highlights
•iRobot’s 2025 lineup, available across North America and select European markets beginning on March 18, includes:
◦Roomba® 105 Vac Robot series, featuring 70x more power-lifting suction (as compared to Roomba® 600 series robots)*,
◦Roomba® 205 DustCompactor™ Vac Robot and Roomba® 205 DustCompactor™ Combo Robot that devours dirt while the industry-leading DustCompactor™ innovation packs away debris for months,
◦Roomba® Plus 405 Combo Robot + AutoWash™ Dock that boasts intense suction, deep scrubbing and a maintenance-free dock, and
◦Roomba® Plus 505 Combo Robot + AutoWash™ Dock, featuring PerfectEdge® Technology to get deep into corners, a hands-free multi-function dock that automatically empties debris, washes and heat-dries mop pads and self-cleans when finished.
•iRobot has continued to receive overwhelmingly positive media coverage and product reviews around the world, including in Forbes, Vanity Fair, ZDNet, PureWow, ASCII, La Vanguardia, Stuff, and Nord Domotique.

Fourth-Quarter 2024 Financial Results (in millions, except per share amounts and percentages)

	Q4 2024	Q4 2023
Revenue	$172.0	$307.5
GAAP Gross Margin[1]	9.5%	18.9%
Non-GAAP Gross Margin[1]	12.8%	18.9%
GAAP Operating Expenses	$77.5	$110.4
Non-GAAP Operating Expenses	$66.8	$103.5
GAAP Operating Loss[2]	($61.0)	($52.2)
Non-GAAP Operating Loss[2]	($44.8)	($45.3)
GAAP Net Loss Per Share[3]	($2.52)	($2.28)
Non-GAAP Net Loss Per Share[3]	($2.06)	($1.82)
1) In Q4'24, GAAP and Non-GAAP gross margins were negatively impacted by an $8.2 million non-recurring charge related to the write-off of excess component inventory and the losses on non-cancelable purchase commitments as part of the transition to the Company's new product development paradigm with its contract manufacturers (the “Q4 Manufacturing Transition Charge”), which reduced GAAP and Non-GAAP gross margins by 4.8 percentage points.
2) In Q4'24, GAAP and Non-GAAP operating losses were negatively impacted by the Q4 Manufacturing Transition Charge.
3) In Q4'24, GAAP and Non-GAAP net loss per share were negatively impacted by the Q4 Manufacturing Transition Charge, which reduced GAAP and Non-GAAP net loss per share by $0.27.

Full-Year 2024 Financial Results (in millions, except per share amounts and percentages)

	FY 2024	FY 2023
Revenue	$681.8	$890.6
GAAP Gross Margin[1]	20.9%	22.0%
Non-GAAP Gross Margin[1]	21.9%	22.5%
GAAP Operating Expenses	$245.3	$460.5
Non-GAAP Operating Expenses	$267.3	$399.2
GAAP Operating Loss[2]	($103.0)	($264.1)
Non-GAAP Operating Loss[2]	($117.8)	($198.8)
GAAP Net Loss Per Share[3]	($4.92)	($11.01)
Non-GAAP Net Loss Per Share[3]	($5.49)	($7.73)
1) For full-year 2024, GAAP and Non-GAAP gross margins were negatively impacted by a $26.6 million non-recurring charge related to the write-off of excess component inventory and the losses on non-cancelable purchase commitments as part of the transition to the Company's new product development paradigm with its contract manufacturers (the “2024 Manufacturing Transition Charge”), which reduced GAAP and Non-GAAP gross margins by 3.9 percentage points.
2) For full-year 2024, GAAP and Non-GAAP operating loss were negatively impacted by the 2024 Manufacturing Transition Charge.
3) For full-year 2024, GAAP and Non-GAAP net losses per share were negatively impacted by the 2024 Manufacturing Transition Charge, which reduced GAAP and Non-GAAP net loss per share by $0.90.

Additional Financial Highlights
•As of December 28, 2024, the Company’s cash and cash equivalents totaled $134.3 million, compared with $99.4 million as of the end of the third quarter of 2024. As previously announced, the Company elected to draw down $40 million of restricted cash to purchase inventory, and received those funds in the fourth quarter. This is reflected in the year-end 2024 total.
•As of December 28, 2024, the Company’s inventory totaled $76.0 million, compared with $152.5 million as of the end of the fourth quarter of 2023.
•As of December 28, 2024, iRobot had reduced its total headcount by approximately 51% to 541 since year-end 2023.
•In the fourth quarter of 2024, revenue decreased 47% in the U.S., 34% in Japan, and 44% in EMEA, respectively, over the prior-year period. Excluding the unfavorable foreign currency impact, Japan revenue decreased 31% and EMEA decreased 42% over the prior-year period. Q4 2024 revenue was impacted by higher-than-anticipated promotional spending to stimulate sell-through prior to its 2025 product launch, timing of orders from its largest customer for the holiday season, which was pulled forward into the third quarter of 2024, and ongoing competitive challenges that the Company is addressing with its new product launches.
•Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 83% of total robot sales in the fourth quarter of 2024, compared with 82% in the same period last year.

Additional Information Regarding the Company’s 10-K Disclosure
As will be noted in iRobot’s Annual Report on Form 10-K for the year ended December 28, 2024 (10-K), there can be no assurance that the new product launches will be successful due to potential factors, including, but not limited to consumer demand, competition, macroeconomic conditions, and tariff policies. Given these uncertainties and the implication they may have on the Company’s financials, there is substantial doubt about the Company’s ability to continue as a going concern for a period of at least 12 months from the date of the issuance of its consolidated 2024 financial statements. Additional information will be included in the 10-K that is filed with the SEC.

Additional Information Regarding the Strategic Review
As part of its continued efforts to further strengthen its liquidity and financial position, the Company has amended its existing term loan and is actively engaged in ongoing collaborative and constructive discussions with its primary lender as the Board continues its strategic review of alternatives for the business.

The Board has not set a timetable for the conclusion of this review, and there can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions. The Company does not intend to disclose developments relating to this process until it determines that further disclosure is appropriate or necessary. The Board has engaged Canaccord Genuity and BofA Securities as its financial advisors for its strategic review.

In addition, the Company appointed Neal Goldman as an independent director to its Board. Mr. Goldman is a seasoned executive with extensive public company board experience and a deep background in strategic planning, financial management and corporate turnaround consulting across the technology and retail industries. The Company provided additional information in a separate press release issued today.

Fourth-Quarter and Full-Year 2024 Conference Call
In light of these developments, the Company has canceled its fourth-quarter and full-year 2024 results conference call and webcast, originally scheduled for today, March 12, 2025 at 8:30 a.m. ET, and is not providing a 2025 outlook at this time.

About iRobot Corp.
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot's product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company’s expectations regarding the financial profile and impact of newly-launched products in 2025; plans to drive improved profitability; achievement of gross margin expansion and improved cash flow from operations; the Board’s review of strategic alternatives for the business; and the Company’s business plans and strategies and the anticipated impact thereof. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,”

“could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company’s ability to obtain capital when desired on favorable terms, if at all; (ii) the Company’s ability to realize the benefits of its operational restructuring; (iii) the impact of various global conflicts on the Company’s business and general economic conditions; (iv) the Company’s ability to implement its business strategy; (v) the risk that disruptions from the operational restructuring will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships that could affect the Company’s financial performance; (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (xii) current supply chain challenges; (xiii) the financial strength of our customers and retailers; (xiv) the impact of any applicable tariffs on goods imported into the United States; (xv) competition; and (xvi) the results and impact of the Board’s strategic review of alternatives for the business, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenue	$172,039	$307,544	$681,849	$890,580
Cost of revenue:
Cost of product revenue	150,438	249,112	534,304	693,043
Restructuring and other	5,188	—	5,188	—
Amortization of acquired intangible assets	—	301	—	1,166
Total cost of revenue	155,626	249,413	539,492	694,209
Gross profit	16,413	58,131	142,357	196,371
Operating expenses:
Research and development	16,544	26,951	93,283	143,526
Selling and marketing	39,862	59,673	138,828	199,304
General and administrative	16,488	18,984	(17,066)	104,100
Restructuring and other	4,420	(81)	28,719	8,155
Amortization of acquired intangible assets	138	4,837	1,543	5,366
Total operating expenses	77,452	110,364	245,307	460,451
Operating loss	(61,039)	(52,233)	(102,950)	(264,080)
Other expense, net	(17,608)	(4,758)	(42,190)	(28,975)
Loss before income taxes	(78,647)	(56,991)	(145,140)	(293,055)
Income tax (benefit) expense	(1,539)	6,603	378	11,655
Net loss	$(77,108)	$(63,594)	$(145,518)	$(304,710)

Net loss per share:
Basic	$(2.52)	$(2.28)	$(4.92)	$(11.01)
Diluted	$(2.52)	$(2.28)	$(4.92)	$(11.01)

Number of shares used in per share calculations:
Basic	30,572	27,880	29,600	27,676
Diluted	30,572	27,880	29,600	27,676

Stock-based compensation included in above figures:
Cost of revenue	$444	$935	$1,930	$3,160
Research and development	1,107	3,653	6,100	12,391
Selling and marketing	1,049	1,622	4,452	5,843
General and administrative	3,939	3,966	11,994	14,662
Total	$6,539	$10,176	$24,476	$36,056

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 28, 2024	December 30, 2023
Assets
Cash and cash equivalents	$134,303	$185,121
Restricted cash	1,259	—
Accounts receivable, net	49,865	79,387
Inventory	76,029	152,469
Other current assets	27,046	48,513
Total current assets	288,502	465,490
Property and equipment, net	15,835	40,395
Operating lease right-of-use assets	14,322	19,642
Deferred tax assets	9,817	8,512
Goodwill	167,288	175,105
Intangible assets, net	3,212	5,044
Other assets	17,161	19,510
Total assets	$516,137	$733,698

Liabilities and stockholders' equity
Accounts payable	$106,367	$178,318
Accrued expenses	100,597	97,999
Deferred revenue and customer advances	11,280	10,830
Total current liabilities	218,244	287,147
Term loan	200,604	201,501
Operating lease liabilities	21,598	27,609
Other long-term liabilities	14,452	20,954
Total long-term liabilities	236,654	250,064
Total liabilities	454,898	537,211
Stockholders' equity	61,239	196,487
Total liabilities and stockholders' equity	$516,137	$733,698

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	December 28, 2024	December 30, 2023
Cash flows from operating activities:
Net loss	$(145,518)	$(304,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,667	32,791
Loss on equity investment	370	3,910
Stock-based compensation	24,476	36,056
Provision for inventory excess and obsolescence	13,489	6,378
Change in fair value of term loan	24,557	5,904
Debt issuance costs expensed under fair value option	583	11,837
Deferred income taxes, net	(2,391)	6,563
Other	(4,140)	(17,694)
Changes in operating assets and liabilities — (use) source
Accounts receivable	27,122	(11,748)
Inventory	58,952	119,332
Other assets	21,966	13,941
Accounts payable	(70,970)	(4,604)
Accrued expenses and other liabilities	(3,385)	(12,749)
Net cash used in operating activities	(33,222)	(114,793)

Cash flows from investing activities:
Additions of property and equipment	(118)	(2,862)
Purchase of investments	(136)	(233)
Net cash used in investing activities	(254)	(3,095)

Cash flows from financing activities:
Proceeds from employee stock plans	—	9
Income tax withholding payment associated with restricted stock vesting	(507)	(2,802)
Proceeds from issuance of common stock, net of issuance costs	19,297	—
Repayment of term loan	(34,947)	—
Proceeds from term loan	—	200,000
Payment of debt issuance costs	(583)	(11,837)
Net cash (used in) provided by financing activities	(16,740)	185,370

Effect of exchange rate changes on cash, cash equivalents and restricted cash	280	2,456
Net (decrease) increase in cash, cash equivalents and restricted cash	(49,936)	69,938
Cash, cash equivalents and restricted cash, at beginning of period	187,887	117,949
Cash, cash equivalents and restricted cash, at end of period	$137,951	$187,887

Cash, cash equivalents and restricted cash, at end of period:
Cash and cash equivalents	$134,303	$185,121
Restricted cash	1,259	1,000
Restricted cash, non-current (included in other assets)	2,389	1,766
Cash, cash equivalents and restricted cash, at end of period	$137,951	$187,887

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenue by Geography: *
Domestic	$74,298	$139,806	$332,695	$428,531
International	97,741	167,738	349,154	462,049
Total	$172,039	$307,544	$681,849	$890,580

Robot Units Shipped *
Solo and other	279	714	1,133	2,206
2-in-1	422	425	1,330	828
Total	701	1,139	2,463	3,034

Revenue by Product Category **
Solo and other	$72	$185	$340	$634
2-in-1	100	123	342	257
Total	$172	$308	$682	$891

Average gross selling prices for robot units	$365	$370	$340	$360

Headcount	541	1,113

* in thousands
** in millions

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of Acquired Intangible Assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger. It also includes business combination adjustments including adjustments after the measurement period has ended. During the first quarter of fiscal 2024, the adjustment included the one-time net termination fee received as a result of the termination of the iRobot-Amazon Merger. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance and related costs, charges related to paused work unrelated to our core business, costs associated with the Chief Executive Officer transition and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude these items from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Debt Issuance Costs: Debt issuance costs include various incremental fees and commissions paid to third parties in connection with the issuance of debt. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Income Tax Adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We regularly assess the need to record valuation allowances based on the non-GAAP profitability and other factors. We also exclude certain tax items, including the impact from stock-based compensation windfalls/shortfalls, which are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
GAAP Revenue	$172,039	$307,544	$681,849	$890,580

GAAP Gross Profit	$16,413	$58,131	$142,357	$196,371
Amortization of acquired intangible assets	—	301	—	1,166
Stock-based compensation	444	935	1,930	3,160
Net merger, acquisition and divestiture expense	—	(1,159)	—	(262)
Restructuring and other	5,188	—	5,188	—
Non-GAAP Gross Profit	$22,045	$58,208	$149,475	$200,435
GAAP Gross Margin	9.5%	18.9%	20.9%	22.0%
Non-GAAP Gross Margin	12.8%	18.9%	21.9%	22.5%

GAAP Operating Expenses	$77,452	$110,364	$245,307	$460,451
Amortization of acquired intangible assets	(138)	(4,837)	(1,543)	(5,366)
Stock-based compensation	(6,095)	(9,241)	(22,546)	(32,896)
Net merger, acquisition and divestiture income (expense)	—	7,167	74,813	(14,824)
Restructuring and other	(4,420)	81	(28,719)	(8,155)
Non-GAAP Operating Expenses	$66,799	$103,534	$267,312	$399,210
GAAP Operating Expenses as a % of GAAP Revenue	45.0%	35.9%	36.0%	51.7%
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	38.8%	33.7%	39.2%	44.8%

GAAP Operating Loss	$(61,039)	$(52,233)	$(102,950)	$(264,080)
Amortization of acquired intangible assets	138	5,138	1,543	6,532
Stock-based compensation	6,539	10,176	24,476	36,056
Net merger, acquisition and divestiture (income) expense	—	(8,326)	(74,813)	14,562
Restructuring and other	9,608	(81)	33,907	8,155
Non-GAAP Operating Loss	$(44,754)	$(45,326)	$(117,837)	$(198,775)
GAAP Operating Margin	(35.5)%	(17.0)%	(15.1)%	(29.7)%
Non-GAAP Operating Margin	(26.0)%	(14.7)%	(17.3)%	(22.3)%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
GAAP Income Tax (Benefit) Expense	$(1,539)	$6,603	$378	$11,655
Tax effect of non-GAAP adjustments	(65)	155	1,601	720
Other tax adjustments	2,276	(6,182)	1,466	(10,331)
Non-GAAP Income Tax Expense	$672	$576	$3,445	$2,044

GAAP Net Loss	$(77,108)	$(63,594)	$(145,518)	$(304,710)
Amortization of acquired intangible assets	138	5,138	1,543	6,532
Stock-based compensation	6,539	10,176	24,476	36,056
Net merger, acquisition and divestiture (income) expense	—	(8,326)	(74,813)	14,562
Restructuring and other	9,608	(81)	33,907	8,155
(Gain) loss on strategic investments	(4)	—	370	3,910
Debt issuance costs	54	—	583	11,837
Income tax effect	(2,211)	6,027	(3,067)	9,611
Non-GAAP Net Loss	$(62,984)	$(50,660)	$(162,519)	$(214,047)

GAAP Net Loss Per Diluted Share	$(2.52)	$(2.28)	$(4.92)	$(11.01)
Amortization of acquired intangible assets	0.01	0.18	0.05	0.24
Stock-based compensation	0.21	0.36	0.83	1.30
Net merger, acquisition and divestiture (income) expense	—	(0.30)	(2.53)	0.53
Restructuring and other	0.31	—	1.15	0.29
(Gain) loss on strategic investments	—	—	0.01	0.14
Debt issuance costs	—	—	0.02	0.43
Income tax effect	(0.07)	0.22	(0.10)	0.35
Non-GAAP Net Loss Per Diluted Share	$(2.06)	$(1.82)	$(5.49)	$(7.73)

Number of shares used in diluted per share calculation	30,572	27,880	29,600	27,676

Supplemental Information
Days sales outstanding	26	24
GAAP Days in inventory	45	56
Non-GAAP Days in inventory(1)	46	56

(1) Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.